Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-201852 on Form F-3 of our report dated July 30, 2014, relating to the consolidated statement of income, statement of comprehensive income, shareholders’ equity and cash flows for the year ended March 31, 2014 appearing in this Annual Report on Form 20-F of HDFC Bank Limited for the year ended March 31, 2016.

/s/Deloitte Haskins & Sells LLP

Mumbai, Maharashtra, India

July 29, 2016